EXHIBIT 107.1

Calculation of Filing Fee Table

Form S-3
(Form Type)

United Airlines Holdings, Inc.

United Airlines, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock of United Airlines Holdings, Inc., $0.01 par value	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Equity	Preferred Stock of United Airlines Holdings, Inc., without par value	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Debt	Debt Securities of United Airlines Holdings, Inc.	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Guarantees of United Airlines Holdings, Inc.	Other(2)	(1)	(1)	(1)	(1)	(1)
	Equity	Depositary Shares of United Airlines Holdings, Inc.(3)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Stock Purchase Contracts of United Airlines Holdings, Inc.	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Stock Purchase Units of United Airlines Holdings, Inc.	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Subscription Rights of United Airlines Holdings, Inc.(4)	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Warrants of United Airlines Holdings, Inc.(5)	Other(6)	(1)	(1)	(1)	(1)	(1)
	Debt	Debt Securities of United Airlines, Inc.	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
	Other	Guarantees of United Airlines, Inc.	Other(2)	(1)	(1)	(1)	(1)	(1)
	Debt	Pass Through Certificates of United Airlines, Inc.	Rule 456(b) and Rule 457(r)	(1)	(1)	(1)	(1)	(1)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A		N/A			N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		N/A
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A
	Net Fee Due							N/A

(1)	An unspecified aggregate initial offering price and number or amount of the securities of each identified class is being registered as may from time to time be offered at unspecified prices or issued from time to time upon conversion, exercise or exchange of securities registered hereby or pursuant to anti-dilution adjustments with respect to any securities registered hereby that provide for such adjustments. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. Registration fees will be paid subsequently on a “pay as you go basis.” Securities registered hereunder may be sold either separately or as units comprising more than one type of security registered hereunder. The securities registered hereunder also include securities that may be purchased by underwriters to cover over-allotments, if any.
(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, as amended, no additional registration fee is required with respect to the guarantees.
(3)	The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of Preferred Stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.
(4)	Rights evidencing the right to purchase Common Stock, Preferred Stock, depositary shares or warrants.
(5)	Warrants may be sold separately or together with any of the securities registered hereby and may be exercisable for debt securities, Common Stock or Preferred Stock registered hereby.
(6)	Pursuant to Rule 457(g) under the Securities Act of 1933, as amended, no separate registration fee is required with respect to the warrants.